Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED

Amendment #28
to the
Yahoo Publisher Network Contract #1-19868214
Effective Date: April 24, 2009, as amended (“Agreement”)

This Amendment #28 to the Agreement (“Amendment #28”) is by and between ValidClick, Inc. (“Publisher”), on the one hand, and Oath Holdings Inc., Yahoo! Singapore Digital Marketing Pte. Ltd., and Verizon Media EMEA Limited (collectively, "Yahoo" or “Verizon Media”), on the other hand, and is made effective as of the latter date of Verizon Media’s or Publisher’s signature below (the “Amendment #28 Effective Date”). All capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
In consideration of these mutual covenants and conditions and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Verizon Media and Publisher desire to amend the Agreement as follows:
1.Term. The Term of the Agreement is extended for an additional two (2) year period, by deleting “End Date: November 30, 2020” on the Cover Page and replacing it with “End Date: November 30, 2022.” Thereafter, the Term will automatically renew for additional one (1) year periods unless either party gives notice of non-renewal at least ninety (90) days before the expiration of the then-current Term.
2.Compensation.
A.The chart set forth in the “Compensation” section of the Cover Page of the Agreement (as most recently amended and restated in Amendment #18) is deleted in its entirety and replaced with the following, effective as of November 1, 2020:
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B.***
3.Exclusivity. Section 8 (Exclusivity) of Attachment B (Terms and Conditions) of the Agreement is deleted in its entirety and replaced with the following:
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4.Except as expressly set forth herein, the terms and conditions of the Agreement are unmodified and remain in full force and effect. The Agreement is amended to provide that references in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder,” “hereby,” “herein” and “hereof”) shall be deemed references to the Agreement as amended hereby. This Amendment #28 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. An electronically transmitted signature via pdf shall be deemed the equivalent to an original ink signature. In the event of a conflict between any of the terms and conditions of the Agreement and any of the terms and conditions of this Amendment #28, the terms and conditions of this Amendment #28 shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #28 to be executed by their duly authorized representatives.

VALIDCLICK, INC.	OATH HOLDINGS INC.

By: /s/ Don W. Barrett III	By: /s/ Kelly Liang

Name: Don W. Barrett III	Name: Kelly Liang

Title: COO	Title: Senior Vice President

Date: October 26, 2020	Date: 11/10/2020

VERIZON MEDIA EMEA LIMITED

By: /s/ Abri Aucamp

Name: Abri Aucamp

Title: Senior Director

Date: 11/11/2020

YAHOO! SINGAPORE DIGITAL MARKETING PTE. LTD.

By: /s/ Margaret Chang

Name: Margaret Chang

Title: Senior Director

Date: 11/10/2020